                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): September 3, 1999


                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     Texas
                 (State or Other Jurisdiction of Incorporation)


           1-11602                                76-0273345
    (Commission File No.)             (I.R.S. Employer Identification No.)


                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)


                                 (512) 331-5020
              (Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets

     On September 3, 1999, SI Diamond Technology, Inc. ("SIDT") and SIDT, Inc., its wholly owned indirect subsidiary closed an asset purchase with Sign Builders of America, Inc. ("SBOA") and Sign Builders, Inc., a wholly owned subsidiary of SBOA (collectively these two companies are referred to herein as the "Seller"), and Lance Adams ("Adams") who owned 100% of the common stock of SBOA, in which SIDT, Inc. purchased all of the assets of Seller.

     At the Closing:

     (1) SIDT, Inc. paid $150,000 in cash to Seller and $300,000 in cash to Adams

     (2) SIDT, Inc. executed a promissory note ("Note"), guaranteed by SIDT, in the amount of $450,000 payable to SBOA. Such Note is convertible, at the sole option of SBOA, into an equivalent value of shares of SIDT common stock as follows:

          (a) The Note will bear interest at the rate of 6% per annum and shall be due and payable in two equal installments, the first due 6 months from the Closing Date and the second due one
               (1) year from the Closing Date.

          (b) Payment of the Note is secured by the Seller retaining a security interest in the assets transferred to SIDT, Inc.

          (c) $225,000 of the principal amount of the Note, plus accrued and unpaid interest, is convertible into SIDT Common Stock 6 months from the Closing Date. The remaining principal amount of $225,000, plus accrued and unpaid interest is convertible one year from the Closing Date. The conversion rate for converting the Note amounts into shares of SIDT Common Stock is equal to $2.127. If SBOA elects to convert the Note into shares of SIDT Common Stock (whether in whole or part), the number of shares of SIDT Common Stock to be issued shall be determined by dividing the amount of the Note being converted (including accrued interest) by the conversion rate of $2.127. SBOA, at its option may make an election individually on each payment as to whether to receive cash or SIDT Common Stock.

          (d) However, the Purchase Price is based on the requirement that the Gross Sales of Seller and SIDT for the 1999 calendar year be at least equal to $3,000,000. To the extent that such Gross Sales fall below $3,000,000, the principal balance of the Note shall be reduced proportionately. The Note shall be reduced in the amount of $1.00 for each $2.00 of sales that the actual Gross Sales fall below $3,000,000.

     (3) SIDT issued 329,101 shares of SIDT Common Stock to SBOA and 94,030 shares to Adams. Adams owns 100% of the common stock of SBOA. SIDT agreed to register these shares of SIDT Common Stock as soon as administratively possible. If SIDT is unable to accomplish this registration within 6 months of the Closing Date, SIDT will issue Seller and Adams an additional number of shares of SIDT Common Stock equal to 20% of the number of shares of SIDT Common Stock issued to Seller and Adams at the Closing Date. SIDT agreed to keep this registration effective for a period of 1 year.

     The assets acquired in this transaction are for use in connection with the building of electronic billboards and related products. SIDT intends to continue to use and devote these assets to such business. SIDT used working capital funds to pay the cash portion of the purchase price identified above. After the closing, Mr. Adams will become employed by SIDT as an officer of Electronic Billboard Technology, Inc. and SIDT, Inc., its wholly-owned subsidiaries.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

     The following financial statements of Sign Builders of America, Inc. are filed with this Form 8-K/A:

          Description                                                     Page
          -----------                                                     ----
          1.  Independent Auditors' Report.                               F-1

          2.  Consolidated Balance Sheets.                                F-2

          3.  Consolidated Statements of Operations.                      F-4

          4.  Consolidated Statements of Stockholder's Equity.            F-5

          5.  Consolidated Statements of Cash Flows.                      F-6

          6.  Notes to Consolidated Financial Statements.                 F-8

     (b)  Pro Forma Financial Information

          1.  Introduction to Unaudited Pro Forma Financial Information.  P-1

          2.  Unaudited Proforma Balance Sheet.                           P-2

          3.  Unaudited Pro Forma Statement of Operations for the Six
              Months Ended June 30, 1998.                                 P-3

          4.  Unaudited Pro Forma Statement of Operations for the Year
              Ended December 31, 1998.                                    P-4

          5.  Notes to Pro Forma Financial Information.                   P-5

     (c)  Exhibits:

*2.1 Asset Purchase Agreement by and among SI Diamond Technology, Inc., SIDT,
     Inc., Sign Builders of America, Inc., Sign Builders, Inc. and Lance Adams dated as of August 31, 1999 (Exhibit 2.1 to the Company's Current Report on Form 8-K dated as of September 3, 1999)


*4.1 Secured Promissory Note dated as of September 3, 1999 by SIDT, Inc., as
     Maker and Sign Builders of America, Inc. and Sign Builders, Inc., collectively as Payee (Exhibit 4.1 to the Company's Current Report on Form 8-K dated as of September 3, 1999)

*    Incorporated by reference


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SI DIAMOND TECHNOLOGY, INC.


                                        By        /s/ Douglas P. Baker
                                           ----------------------------------
                                                    Douglas P. Baker
                                                   Vice President and
                                                Chief Financial Officer

Dated: November 18, 1999

                         SIGN BUILDERS OF AMERICA, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997

                          INDEPENDENT AUDITORS' REPORT



To the Directors and Stockholders of
SI Diamond Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Sign Builders of America, Inc. as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sign Builders of America, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.







November 17, 1999

                         SIGN BUILDERS OF AMERICA, INC.
                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS


                                                                    December 31,
                                                              ----------------------
                                                                1998          1997
                                                              --------      --------
CURRENT ASSETS
  Cash and cash equivalents                                   $ 82,017      $ 93,011
  Short-term contracts receivable, less allowance for
   doubtful accounts of $28,854 and $2,751, respectively       297,884       359,334
  Inventories                                                  139,253       102,474
  Costs and estimated earnings in excess of billings            89,807         5,835
   on uncompleted contracts
  Other current assets                                          20,200        11,286
                                                              --------      --------

     Total current assets                                      629,161       571,940

PROPERTY AND EQUIPMENT, NET                                    150,346       145,706

INTANGIBLE ASSETS
  Goodwill, net of accumulated amortization
    of and $132,476, at December 31, 1997                           --        33,119
  Deferred costs, net of accumulated amortization
    of $7,233 and $5,179, respectively                           3,038         5,092
                                                              --------      --------

                                                              $782,545      $755,857
                                                              ========      ========


The accompanying notes are an integral part of these consolidated financial statements.

                         SIGN BUILDERS OF AMERICA, INC.
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                      LIABILITIES AND STOCKHOLDER'S EQUITY



                                                                    December 31,
                                                              -------------------------
                                                                 1998            1997
                                                              ---------       ---------
CURRENT LIABILITIES
  Revolving line-of-credit with a bank                        $      --       $  40,000
  Current portion of long-term debt                              45,921          41,097
  Note payable, stockholder                                      21,721          21,721
  Notes payable, related parties                                108,482         132,002
  Accounts payable and accrued expenses                         113,510         171,944
  Billings in excess of costs and estimated                      92,352          44,658
         earnings on uncompleted contracts
  Income taxes payable                                           45,306           8,545
                                                              ---------       ---------

       Total current liabilities                                427,292         459,967

LONG-TERM DEBT, less current portion                            185,721         229,087
                                                              ---------       ---------

       Total liabilities                                        613,013         689,054
                                                              ---------       ---------

COMMITMENTS                                                          --              --

STOCKHOLDER'S EQUITY
  Common stock, no par value at December 31, 1998 and
     $1 par value at December 31, 1997; 1,000,000 shares
     authorized at December 31, 1998 and 500,000 shares
     authorized at December 31, 1997; 600,000 shares
     issued and outstanding at December 31, 1998 and
     2,000 shares issued and outstanding at
     December 31, 1997                                            2,000           2,000
  Additional paid-in capital                                     37,500          37,500
  Treasury stock, 1,000 shares at cost                           (1,000)         (1,000)
  Retained earnings                                             131,032          28,303
                                                              ---------       ---------

       Total stockholder's equity                               169,532          66,803
                                                              ---------       ---------

                                                              $ 782,545       $ 755,857
                                                              =========       =========



The accompanying notes are an integral part of these consolidated financial statements.

                         SIGN BUILDERS OF AMERICA, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                            For the Years Ended
                                                December 31,
                                         --------------------------
                                             1998            1997
                                         ----------      ----------
CONTRACT REVENUE EARNED                  $2,802,880      $2,227,472

COST OF CONTRACT REVENUE EARNED           1,719,489       1,412,263
                                         ----------      ----------

GROSS PROFIT                              1,083,391         815,209

GENERAL AND ADMINISTRATIVE EXPENSES         882,604         746,981
                                         ----------      ----------

INCOME FROM OPERATIONS                      200,787          68,228

INTEREST EXPENSE                             42,252          43,785
                                         ----------      ----------

INCOME BEFORE INCOME TAX EXPENSE            158,535          24,443

INCOME TAX EXPENSE                           55,806           8,545
                                         ----------      ----------

NET INCOME                               $  102,729      $   15,898
                                         ==========      ==========





The accompanying notes are an integral part of these consolidated financial statements.

                         SIGN BUILDERS OF AMERICA, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY



                                     Common Stock       Additional     Treasury      Retained
                                  Shares      Amount  Paid-in Capital   Stock         Earnings      Total
                                  ------      ------  ---------------  --------      ---------      -----
Balances at December 31, 1996      2,000      $2,000      $37,500      $(1,000)      $ 12,405      $ 50,905

Net Income                            --          --           --           --         15,898        15,898
                                   -----      ------      -------      -------       --------      --------
Balances at December 31, 1997      2,000       2,000       37,500       (1,000)        28,303        66,803

Net Income                            --          --           --           --        102,729       102,729
                                   -----      ------      -------      -------       --------      --------

Balances at December 31, 1998      2,000      $2,000      $37,500      $(1,000)      $131,032      $169,532
                                   =====      ======      =======      =======       ========      ========


The accompanying notes are an integral part of these consolidated financial statements.

                         SIGN BUILDERS OF AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                              For the Years Ended
                                                                                  December 31,
                                                                            -------------------------
                                                                              1998            1997
                                                                            ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                               $ 102,729       $  15,898
   Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation and amortization                                          58,054          58,560
        Decrease (increase) in short-term contracts receivable                 61,450        (101,495)
        Decrease in notes receivable                                               --          16,300
        (Increase) decrease in inventories                                    (36,779)         11,421
        Increase in costs and estimated earnings in excess of
          billings on uncompleted contracts                                   (83,972)         (3,914)
        (Increase) decrease in other current assets                            (8,914)         15,263
        (Decrease) increase in accounts payable and accrued expenses          (58,434)         13,507
        Increase in billings in excess of costs and estimated earnings
          on uncompleted contracts                                             47,694          34,484
        Increase (decrease) in income taxes payable                            36,761          (8,920)
                                                                            ---------       ---------

             Net cash provided by operating activities                        118,589          51,104
                                                                            ---------       ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Capital expenditures                                                       (27,521)        (18,815)
                                                                            ---------       ---------


The accompanying notes are an integral part of these consolidated financial statements.

                         SIGN BUILDERS OF AMERICA, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)




                                                                           For the Years Ended
                                                                               December 31,
                                                                        -------------------------
                                                                           1998            1997
                                                                        ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on revolving
        line-of-credit with a bank                                        (40,000)        (91,714)
    Borrowings on revolving line-of-credit with a bank                         --          42,198
    Increase in note payable to stockholder                                    --             160
    Principal payments on notes payable
        to related parties                                                (23,520)         (8,200)
    Additional borrowing on long-term debt                                     --         225,000
    Principal payments on long-term debt                                  (38,542)       (114,196)
                                                                        ---------       ---------


              Net cash (used in) provided by financing activities        (102,062)         53,248
                                                                        ---------       ---------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                      (10,994)         85,537

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                               93,011           7,474
                                                                        ---------       ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                                  $  82,017       $  93,011
                                                                        =========       =========

SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS:

   Interest paid during the year                                        $  38,702       $  30,482
                                                                        =========       =========

   Income taxes paid during the year                                    $  10,500       $  17,465
                                                                        =========       =========

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         Sign Builders of America, Inc. (the "Company") located in Austin, Texas was formed on March 29, 1994 as a Texas C corporation, for the purpose of designing, manufacturing and installing electrical signs. The length of contracts typically range from two to eight weeks.

         Principles of Consolidation

         The accompanying consolidated financial statements of the Company include the accounts of the Company and its subsidiary, Sign Builders, Inc. Intercompany transactions and balances have been eliminated in consolidation.

         Accounting Method

         The Company uses the accrual method of accounting.

         Assets and liabilities are recorded at historical values which, unless otherwise believed by management, approximate the fair value thereof.

         Revenue and Cost Recognition

         Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to total estimated cost for each contract.

         Contract costs include all direct material and labor costs and indirect costs related to contract performance. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which such revisions are determined.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings on uncompleted contracts in excess of revenue earned.

         Concentrations of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of short-term contracts receivable. The Company generally requires a 50% deposit from its customers to begin work on a job. Management considers the carring value of short-term contracts receivable to approximate the fair value thereof.

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         Cash and Cash Equivalents

         For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

         Allowance for Doubtful Accounts

         The Company determines the allowance for doubtful accounts based on specific short-term contracts receivable accounts that it deems uncollectable.

         Inventories

         Inventories consist of raw materials and parts and are stated at the lower of cost or market, cost generally being determined on a first-in, first-out basis.

         Property and Equipment

         Property and equipment are reported at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is 7 years.

         Expenditures for maintenance and repairs are expensed as incurred.

         Goodwill

         Amount paid for the initial acquisition of the Company in excess of the fair value of the net assets acquired has been recorded as goodwill. Goodwill has been amortized over the estimated period of benefit, which management estimated to be five years.

         Deferred Costs and Amortization

         Deferred costs represent deferred financing costs and organization costs. Deferred financing costs are amortized over the appropriate loan period on a straight-line basis.

         Organization costs are amortized on a straight-line basis over a five-year period. Amortization expense totaled $35,173 for each of the years ended December 31, 1998 and 1997, and is included in general and administrative costs in the accompanying consolidated statements of operations.

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         Income Taxes

         Income taxes are accounted for using the liability method provided by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred assets and liabilities are determined based on differences between financial reporting and tax bases that will be in effect when the differences are expected to reverse.

         Management Estimates

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                                      December 31,
                                                               -------------------------
                                                                  1998            1997
                                                               ---------       ---------
         Vehicles (includes capitalized lease of $90,028)      $ 106,328       $ 106,328
         Machinery and equipment                                  95,936          68,416
                                                               ---------       ---------

                                                                 202,264         174,744

         Less accumulated amortization and depreciation          (51,918)        (29,038)
                                                               ---------       ---------
                                                               $ 150,346       $ 145,706
                                                               =========       =========

         Depreciation and amortization expense for property and equipment totaled $22,881 and $23,387 for the years ended December 31, 1998 and 1997, respectively, and is included in cost of goods sold in the accompanying consolidated statements of operations.

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)      REVOLVING LINE-OF-CREDIT WITH A BANK

         The Company has a $75,000 revolving line-of-credit with a bank that expires on April 28, 1999. The line-of-credit requires monthly interest payments at prime plus 2% (prime being 7.75% at December 31, 1998 and 1997). The loan is secured by a blanket lien over substantially all the assets of the Company and is personally guaranteed by the stockholder of the Company. At December 31, 1998, there are no outstanding borrowings on the line-of-credit

(4)      LONG-TERM DEBT

         Long-term debt consists of the following:

                                                                                       December 31,
                                                                                 -------------------------
                                                                                   1998              1997
                                                                                 --------          -------
         Note payable to the same bank as in (3) above,
         secured by substantially all assets of the Company,
         requiring monthly principal and interest payments of
         $3,853, bearing interest at 11%, with a maturity date of
         April 28, 2004. In 1999, the outstanding balance was
         paid in full.                                                           $186,310          $210,275

         Obligation under a capital lease, secured by a vehicle
         requiring monthly principal and interest payments of
         $1,629, maturing in September 2000.                                       45,332            59,909
                                                                                 --------          --------


                                                                                  231,642           270,184

         Less current portion                                                     (45,921)          (41,097)
                                                                                 --------          --------

                                                                                 $185,721          $229,087
                                                                                 ========          ========

         Scheduled maturities of long-term debt, including future minimum lease payments under the capitalized lease, at December 31, 1998 are as follows:

            Year ending                        Notes           Capitalized            Total Long-
            December 31,                      Payable             Leases              Term Debt
            ------------                      -------          -----------            -----------
               1999                           $ 29,925            $19,549             $ 49,474
               2000                             30,538             30,851               61,389
               2001                             34,071                  -               34,071
               2002                             38,014                  -               38,014
               2003                             42,413                  -               42,413
               Thereafter                       11,349                  -               11,349
                                              --------            -------             --------

                                               186,310             50,400              236,710

         Less interest component of
               capital lease                         -             (5,068)              (5,068)
                                              --------            -------             --------

                                              $186,310            $45,332             $231,642
                                              ========            =======             ========

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(5)      LEASE COMMITMENTS

         The Company leases its facilities under a non-cancelable operating lease expiring on July 31, 2000. Future minimum rental payments are $61,606.

         Rent expense recorded to cost of goods sold and general and administrative costs in the accompanying consolidated statements of operations was $34,800 and $36,900 for the years ended December 31, 1998 and 1997, respectively.

(6)      INCOME TAXES

         The components of income tax expense consist of the following:

                                               December 31,
                                         ---------------------
                                           1998          1997
                                         --------      -------
         Current income taxes
            Federal                      $ 48,310      $ 6,573
            State - Franchise            $  7,496        1,972
                                         --------      -------

                                         $ 55,806      $ 8,545
                                         ========      =======


         Current income taxes are based on the year's income taxable for federal and state income tax reporting purposes. At December 31, 1998 and 1997, the Company had no unutilized net operating losses or temporary differences, and consequently had no deferred tax assets or deferred tax liabilities.

         Federal income taxes on net income based on the statutory tax rate of 34% and is 15% for 1998 and 1997, respectively, are $53,902 and $4,416 for the years ended December 31, 1998 and 1997, respectively. Permanent differences of ($5,592) and $2,157 for the years ended December 31, 1998 and 1997, respectively, resulted in the federal income tax expenses of $48,310 and $6,573 for the years ended December 31, 1998 and 1997, respectively.

(7)      RETIREMENT PLAN

         The Company provides a 401(k) retirement plan (the "Plan") in which employees of the Company may participate. Employees qualify for participation upon employment with the Company. Participants are permitted to make contributions to the Plan on a pre-tax salary reduction basis in accordance with provisions of Section 401(k) of the Internal Revenue Code. The Plan provides for contributions by the Company matching 1% of the employee's contribution up to $100 per employee per year. The Company contributed $1,565 and $1,657 for the years ended December 31, 1998 and 1997, respectively.

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(8)      RELATED PARTY TRANSACTIONS

         On March 29, 1994, the Company entered into a demand promissory note payable to the stockholder of the Company for a maximum amount of $100,000 bearing interest at 6% per annum. If no demand is made, the scheduled maturity of the note is March 29, 1999. In 1999, the outstanding balance was paid in full.

         In 1994, the Company entered into two demand promissory notes payable with related parties for a maximum amount of $100,000 each, bearing interest at 6% per annum. If no demand is made, the scheduled maturities of the notes are April 6, 1999 and March 29, 1999, respectively. In 1999, the outstanding balances were paid in full.

(9)      MAJOR CUSTOMERS AND SUPPLIERS

         During the years ended December 31, 1998 and 1997, the Company had sales to one major customer, which represented 14% of total sales for each year.

         During the years ended December 31, 1998 and 1997, the Company had purchases from one major supplier, which represented 10% and 15% of total purchases, respectively.

(10)     STOCK OPTIONS

         The Company sponsors a stock-based incentive compensation plan (the "Plan"). The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related interpretations in accounting for the Plan. In 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation" which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS No. 123 is optional and the Company has decided not to elect these provisions of SFAS No.
         123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS No. 123 are required by SFAS No. 123. No options were issued under this plan as of December 31, 1998. Therefore, no pro forma disclosures are required at this time.

         In September 1998, the shareholders of the Company approved the Sign Builders of America, Inc. Employee Stock Option Plan (the "Plan") for purposes of granting incentive or non-qualified stock options. The Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. The Plan allows the Company to grant options for up to 400,000 shares of common stock for issuance to certain key employees. The incentive stock options are exercisable for up to five years, at an option price per share equal to the fair market value of the common stock on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company or its present and future subsidiaries. Employees that own stock equal to 10% or more of the total combined voting power of the Company and its subsidiaries are not eligible for incentive stock option grants. Non-qualified options may be granted to any employee of the Company who the Committee believes has contributed, or will contribute, to the success of the Company.

                         SIGN BUILDERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(10)     STOCK OPTIONS (CONTINUED)

         Non-qualified options may be issued at option prices of less than fair market value on the date of grant and are exercisable for up to five years from date of grant. All option grants become fully exercisable 30 days after the date of the grant unless a shorter period is provided by the Committee. At December 31, 1998, 400,000 shares remained available for grant under the Plan.

(11)     SUBSEQUENT EVENT

         On August 31, 1999, the Company was acquired by SI Diamond Technologies, Inc. for $1,800,000.

                          SI Diamond Technology, Inc.
           INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The unaudited pro forma financial information set forth on the following pages has been prepared utilizing the historical consolidated financial statements of SI Diamond Technology, Inc. (the "Company") and Sign Builders of America, Inc. ("SBOA"). On September 1, 1999, a wholly-owned indirect subsidiary of the Company acquired substantially all of the assets and assumed certain liabilities of SBOA for a total purchase price of $1,800,000. The unaudited pro forma balance sheet as of June 30, 1999 presents the consolidated assets and liabilities as if the transaction occurred on June 30, 1999. The unaudited pro forma statement of operations for the six months ended June 30, 1999 presents the consolidated results of operation of the Company as if the transaction occurred on January 1, 1999. The unaudited pro forma statement of operations for the year ended December 31, 1998 presents the consolidated results of operation of the Company as if the transaction occurred on January 1, 1998.

     The acquisition of the assets of SBOA has been accounted for under the purchase method of accounting. The pro forma financial information has been prepared on such basis of accounting utilizing estimates and assumptions that the Company believes are reasonable under the circumstances. The pro forma financial information and accompanying notes should be read in conjunction with the consolidated financial statements of the Company and its subsidiaries, including notes thereto, and the other financial information pertaining to the Company and SBOA included elsewhere herein.

     The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined companies or of the financial position or the results of operations that would have actually occurred had the acquisition been consummated on such date or as of the periods described above. The purchase price allocations reflected in the pro forma financial information have been based on preliminary estimates of the respective fair values of assets and liabilities which may differ from the actual allocations and are subject to revision based on further studies and valuations. Certain amounts in the historical financial statements of SBOA have been reclassified to conform to the financial presentation of the Company.

                          SI Diamond Technology, Inc.
                       Unaudited Pro Forma Balance Sheet
                                 June 30, 1999


                                                SI Diamond    Sign Builders
                                                Technology,    of America,
                                                   Inc.           Inc.        Adjustments    Combined
                                                -----------   -------------   -----------   -----------

                                                 ASSETS
Current assets:
  Cash and cash equivalents                       2,393,622      162,425        (450,000)     2,106,047
  Accounts receivable, trade                        105,790      342,655                        448,445
  Inventories                                        62,329       75,838                        138,167
  Prepaid expenses                                  411,783           --                        411,783
                                                -----------      -------       ---------    -----------
          Total current assets                    2,973,524      580,918        (450,000)     3,104,442

Property, plant & equipment, net                    159,891      167,557         244,634        572,082
Intangible assets, net                                6,000           --       1,030,590      1,036,590
Other assets                                         11,600           --                         11,600
                                                -----------      -------       ---------    -----------
          Total Assets                            3,151,015      748,475         825,224      4,724,714
                                                ===========      =======       =========    ===========

                                  LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
  Accounts payable                                  739,795       55,963                        795,758
  Notes payable                                          --      115,066         359,414        474,480
  Accrued liabilities and other                     916,627      118,836              --      1,035,463
                                                -----------      -------       ---------    -----------
          Total current liabilities               1,656,422      289,865         359,414      2,305,701
                                                -----------      -------       ---------    -----------
Notes payable -- long term                               --      157,430        (133,010)        24,420
                                                -----------      -------       ---------    -----------
Commitments and contingencies
Shareholders' equity
  Preferred stock                                     1,550           --                          1,550
  Common stock                                       51,358        1,000            (577)        51,781
  Additional paid-in capital                     53,582,231       37,500         862,077     54,481,808
  Retained earnings (deficit)                   (52,140,546)     262,680        (262,680)   (52,140,546)
                                                -----------      -------       ---------    -----------
          Total shareholders' equity              1,494,593      301,180         598,820      2,394,593
                                                -----------      -------       ---------    -----------
Total liabilities and shareholders' equity        3,151,015      748,475         825,224      4,724,714
                                                ===========      =======       =========    ===========


           See accompanying notes to pro forma financial information

                         SI Diamond Technology, Inc.
                  Unaudited Pro Forma Statement of Operations
                         Six Months Ended June 30, 1999


                                         SI Diamond       Sign Builders
                                         Technology,       of America,
                                            Inc.              Inc.           Adjustments     Combined
                                        -------------     -------------      -----------    -----------
Revenues                                   5,799,497         1,488,227                        7,287,724

Cost of Sales                                100,091           887,967            23,881      1,011,939
Selling, general, and administrative       1,795,636           403,599           103,290      2,302,525
Research and development                     759,398                --                          759,398
                                         -----------      ------------       -----------    -----------
    Total operating costs and expenses     2,655,125         1,291,566           127,171      4,073,862

        Income (loss) from operations      3,144,372           196,661          (127,171)     3,213,862
                                         -----------      ------------       -----------    -----------
Other income (expense)                      (581,026)          (15,013)          (16,372)      (612,411)
                                         -----------      ------------       -----------    -----------
        Income (loss) before
          income taxes                     2,563,346           181,648          (143,543)     2,601,451

Provision for income taxes                        --            50,000           (50,000)            --
                                         -----------      ------------       -----------    -----------
        Net income (loss)                  2,563,346           131,648           (93,543)     2,601,451
                                                          ============       ===========
Less preferred stock dividend                (77,695)                                           (77,695)
                                         -----------
Net income applicable to common
    shareholders                           2,485,651                                          2,523,756
                                         ===========                                        ===========

Earnings per common share
    Basic                                $      0.05                                        $      0.05
                                         ===========                                        ===========
    Diluted                              $      0.05                                        $      0.04
                                         ===========                                        ===========
Weighted average common
    shares outstanding
    Basic                                 49,294,145                           2,222,222     51,516,367
                                         ===========                          ==========    ===========
    Diluted                               55,569,195                           2,222,222     57,791,417
                                         ===========                          ==========    ===========

           See accompanying notes to pro forma financial information

                          SI Diamond Technology, Inc.
                  Unaudited Pro Forma Statement of Operations
                         Year Ended December 31, 1998

                                        SI Diamond     Sign Builders
                                        Technology,     of America
                                           Inc.             Inc.              Adjustments       Combined
                                        -----------    -------------          -----------       --------
Revenues                                $   721,841       $2,832,880                         $ 3,554,721

Cost of Sales                             1,592,225        1,749,489          $   47,761       3,389,475
Selling, general, and administrative      2,149,018          882,604             173,461       3,205,083
Research and development                  1,167,673               --                           1,167,673
                                        -----------       ----------          ----------     -----------
 Total operating costs and expenses       4,908,916        2,632,093             221,222       7,762,231

  Income (loss) from operations          (4,187,075)         200,787            (221,222)     (4,207,510)
                                        -----------       ----------          ----------     -----------

Other income (expense)                      629,527          (42,252)            (45,995)        541,280
                                        -----------       ----------          ----------     -----------


  Income (loss) before income taxes      (3,557,548)         158,535            (267,217)     (3,666,230)

Provision for income taxes                       --           55,806             (55,806)             --
                                        -----------       ----------          ----------     -----------
  Net income (loss)                      (3,557,548)         102,729            (211,411)     (3,666,230)
                                                          ==========          ==========
Less preferred stock dividend              (254,957)                                            (254,957)
                                        -----------                                          -----------
Net loss applicable to common
 shareholders                            (3,812,505)                                          (3,921,187)
                                        ===========                                          ===========
Basic and diluted-net
 loss per common share                  $     (0.10)                                         $     (0.10)
                                        ===========                                          ===========
Weighted average common
 shares outstanding                      37,207,122                            2,215,385      39,422,507
                                        ===========                           ==========     ===========


           See accompanying notes to pro forma financial information

                          SI Diamond Technology, Inc.
                    Notes to Pro Forma Financial Information
                                  (Unaudited)

PRO FORMA BALANCE SHEET AT JUNE 30, 1999

SI Diamond Technology, Inc. (the "Company"), through an indirect, wholly-owned subsidiary acquired substantially all of the assets and assumed certain liabilities of Sign Builders of America, Inc. ("SBOA") for a total purchase price of $1,800,000. The purchase price consisted of cash of $450,000, notes payable of $450,000 and 423,132 shares of the Company's common stock with a market value of $900,000.

The purchase price plus the value of the liabilities assumed was allocated to the assets acquired based on their estimated fair market values. In this pro forma balance sheet which assumes the transaction had taken place on June 30, 1999, the Company allocated $1,030,590 to intangible assets consisting of a covenant not to compete in the amount of $500,000 and goodwill in the amount of $530,590. The covenant not to compete will be amortized over a period of three years and the goodwill will be amortized over a period of fifteen years.

In addition to the addition of the intangible assets previously described, the pro forma adjustments included in the balance sheet include an increase of $244,634 in the book value of the SBOA equipment to adjust it to its estimated fair market value and a reduction in cash of $450,000 to reflect the cash portion of the purchase price. The current portion of notes payable were increased by $450,000 to reflect the notes issued in connection with the purchase of the SBOA assets and both the current and long term portion of notes payable were reduced to remove that portion of the SBOA debt that was not assumed by the Company.

The net increase in stockholder's equity reflects the market value of the Company's common shares issued as part of the acquisition price reduced by the value of SBOA's common shares, additional paid in capital, and retained earnings, which were not acquired in the transaction.

PRO FORMA STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1999

The pro forma adjustments to the statement of operations represent the adjustments that would have resulted from acquisition had the acquisition occurred on January 1, 1999.

The increase in cost of goods sold reflects the increased depreciation on SBOA equipment as a result of the adjustment to fair market value at the date of acquisition. The increase in selling, general, and administrative expense results from the amortization of the intangible assets acquired in the transaction.

The increase in other expense results from interest expense on the debt issued in connection with the transaction, reduced for the interest expense on the SBOA debt that was not assumed in the transaction. The reduction in the provision for income taxes results from the usage of the Company's federal net operating loss carryforward to offset the taxable income generated by SBOA.

The pro forma adjustment for the weighted average number of common shares outstanding is based on the assumption that had the acquisition occurred on January 1, 1999, shares with an equivalent value to the number of shares issued at the acquisition date would have been issued for the purchase. The market value of the Company's common stock for the five day period ended December 31, 1998 was $0.405, compared to $2.127 for the five day period ended September 3, 1999, the date the agreement was signed.

PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998

The pro forma adjustments to the statement of operations represent the adjustment that would have resulted from acquisition had the acquisition occurred on January 1, 1998.

The increase in cost of goods sold reflects the increased depreciation on SBOA equipment as a result of the adjustment to fair market value at the date of acquisition. The increase in selling, general, and administrative expense results from the amortization of the intangible assets acquired in the transaction.

The increase in other expense results from interest expense on the debt issued in connection with the transaction, reduced for the interest expense on the SBOA debt that was not assumed in the transaction. The reduction in the provision for income taxes results from the usage of the Company's federal net operating loss carryforward to offset the taxable income generated by SBOA.

The pro forma adjustment for the weighted average number of common shares outstanding is based on the assumption that had the acquisition occurred on January 1, 1998, shares with an equivalent value to the number of shares issued at the acquisition date would have been issued for the purchase. The market value of the Company's common stock for the five day period ended December 31, 1997 was $0.4625, compared to $2.127 for the five day period ended September 3, 1999, the date the agreement was signed.